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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this registration statement of our reports dated March 28, 2001 included herein and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP

Los Angeles, California
October 30, 2001